CHC Group Reports 3-Percent Growth in Revenue, 14-
Percent Increase in Adjusted EBITDAR in Second-Quarter
Fiscal 2015
(Dec 9, 2014)

•	$500 Million in Equity Investment By CD&R Now Closed; $100 Million More Expected

•	$105 Million in Senior Unsecured Debt Retired in November

•	Asset Impairment of $146 Million Reflects Shift to Newer Technology Helicopters

Dec. 9, 2014 - Vancouver, British Columbia, Canada - CHC Group (NYSE: HELI), the parent company of CHC Helicopter, produced higher revenue and a double-digit increase in a key profitability measure during the company’s fiscal-2015 second quarter.

Results and actions during the quarter were consistent with CHC’s long-term financial priorities to strengthen its balance sheet, expand EBITDAR dollars and margin, and improve cash flow.

(Periods ended October 31; US$ in millions, except EPS data)	Quarter			Year-to-date
	FY14	FY15	% Change	FY14	FY15	% Change
As reported:
Revenue	$443	$458	3%	$858	$919	7%
Operating revenue[1]	403	414	3%	776	835	8%
Operating income (loss)	(5)	(124)	-	10	(116)	-
Net earnings (loss)	(51)	(177)	-	(87)	(211)	-
Controlling interest	(51)	(184)	-	(89)	(226)	-
Non-controlling interests	—	7	-	2	15	-
Net loss per ordinary share[2]	$(1.10)	$(2.67)	-	$(1.92)	$(3.19)	-
Weighted average number of ordinary stock outstanding - basic and diluted	46,519,484	80,599,164	73%	46,519,484	80,564,925	73%
Adjusted[3]:
EBITDAR excluding special items[4]	109	125	14%	220	237	7%
Margin[5]	27%	30%	310bps	28%	28%	-10bps
Net loss[6]	(26)	(25)	-	(58)	(62)	-
Net loss per ordinary share[7]	$(0.34)	$(0.31)	-	$(0.75)	$(0.77)	-
Share count[8]	77,519,484	80,599,164	4%	77,519,484	80,564,925	4%

1.	Operating revenue is total revenue less reimbursable revenue, which are costs reimbursed from customers.

2.	Net loss per ordinary share is calculated by net loss available to common stockholders divided by weighted average number of ordinary stock outstanding - basic and diluted.

3.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 10, 11, 12 and 13.

4.
The impact of items related to corporate transaction costs was excluded from EBITDAR. See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 10, 11, 12 and 13.

5.	Adjusted EBITDAR margin excluding special items is calculated as EBITDAR as a percentage of operating revenue.

6.
Adjusted net loss excludes corporate transaction costs, asset dispositions, asset impairments, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

7.	Adjusted net loss per share is calculated by dividing adjusted net loss available to common stockholders by adjusted share count.

8.
Adjusted share count is the number of ordinary shares outstanding at the date of our initial public offering for the prior year quarter and prior year period and the weighted average for the current year quarter and current year period.

CHC reported revenue of $458 million for the quarter ended Oct. 31, up 3 percent. The company had a net loss of $177 million. Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and helicopter lease and other costs), excluding special items, rose 14 percent to $125 million. All references to EBITDAR in this release represent adjusted EBITDAR excluding special items. Unless otherwise noted, all comparisons are year-over-year.

In the quarter, the company took a non-cash impairment charge of $146 million for certain helicopter and related assets. This impairment is excluded from CHC’s adjusted net loss. The company said the impairment reflects two broad industry factors:

•	First, customers increasingly prefer - and are willing to pay higher rates for - newer-technology helicopters, accelerating CHC’s fleet migration to fewer and newer aircraft types, and

•	Second, that market demand for older-technology aircraft is not as strong as it has been in the past.

The impairment charge does not affect CHC’s operations or cash flow.

CHC is now in the final stage of a private placement of preferred shares with Clayton, Dubilier & Rice (CD&R), a transaction that was first announced during CHC’s second quarter. CHC has already received $500 million from CD&R for 500,000 preferred shares - $116 million of that in the second quarter. The final closing on an additional $100 million worth of preferred shares is expected to occur by Dec. 15. CHC estimates that net proceeds from the private placement will be about $572 million, excluding anticipated expenses.

The company began deploying proceeds from CD&R’s investment to redeem $105 million in senior unsecured notes after the end of Q2, and will retire some senior secured notes in the next few months. In addition, the company used proceeds to increase the number of company owned aircraft. Driven by lower fixed costs related to interest and lease expense, the company expects an improvement in annual cash-flow of $50 million to $60 million once the equity proceeds are fully deployed.

CHC’s free cash flow through the first half of fiscal 2015 was a use of $209 million, an increase of $36 million, driven by the company’s decision to increase its mix of company owned aircraft, offset partially by lower deposits.

Liquidity at the end of Q2 was $464 million, up $34 million year over year; leverage dropped sequentially to 5.4X.

In connection with the CD&R transaction, CHC’s calculation of adjusted net loss per ordinary share now includes redeemable convertible preferred-share dividends accrued at 8.5 percent per year. There was a minimal amount in the second quarter.

INDUSTRY ENVIRONMENT

William Amelio, CHC’s president and chief executive officer, said the company is using its continuous-improvement initiatives - new tools, systems and processes that are both streamlining the company and increasing its capabilities - to align costs with industry realities. O&G companies, he said, increased their scrutiny of capital and operating expenditures even before oil prices started to decline, cancelling some exploration projects and delaying others.

Mr. Amelio:
“We have been taking meaningful actions over the past few years to make CHC more capable and efficient in any economic cycle. These improvements include establishment of the offshore helicopter industry’s only global operations center and investments in the supply chain that are raising aircraft availability, both of which provide great value to customers.”

“While this is an unsettled time for the global oil-and-gas industry and businesses that support it in the short term, we remain very optimistic about long-term demand for helicopter services, and our progress in positioning CHC to best understand and meet customer requirements.”

Joan Hooper, CHC chief financial officer:
“We are making good progress in reducing CHC’s debt. The equity investment by CD&R is allowing us to retire obligations earlier than planned, and we will continue to identify and implement initiatives to lower our fixed costs.”

“Our priorities remain to achieve higher levels of safety and customer satisfaction, while we strengthen our balance sheet, improve profitability, and grow in a way that creates value for customers and investors.”

BUSINESS SEGMENTS

HELICOPTER SERVICES (flying):

•
Second-quarter revenue for CHC’s flying business was up 2 percent to $417 million, led by new contracts with oil-and-gas customers in the West North Sea and Africa-Euro Asia regions, together with increased activity in the Americas.

•
In October, Total E&P UK extended a decades-long relationship with CHC in the North Sea through a helicopter-transportation contract to support Total’s offshore operations across the United Kingdom Continental Shelf. The contract spans up to seven years and took effect last month, and calls for CHC to operate two Sikorsky S-92 and two Airbus EC225 helicopters from Aberdeen, Scotland, to Total’s Elgin-Franklin, Alwyn and Dunbar fields and mobile drilling rigs.

HELI-ONE (MRO):

•	External revenue from our maintenance, repair and overhaul (MRO) services rose 16 percent to $41 million, with gains from both MRO and power-by-the-hour customers.

•
Heli-One Poland recently completed its first G-Check inspection - a major overhaul - of an Airbus Helicopter Super Puma AS 332L aircraft. The facility in Rzeszow, one of four Heli-One locations around the world, has a maintenance hangar that can accommodate up to six large airframes.

•	Heli-One modified Sikorsky S-76 C+ aircraft for Waypoint Leasing, helicopters that were destined for an operator flying in Indonesia.

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates more than 230 aircraft in about 30 countries around the world.

#####

Additional Information
The preferred shares offered to the purchaser in the private placement will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release regarding the benefits of the transactions, as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: our ability to satisfy conditions to closing the final tranche of the equity investment transaction with CD&R on the proposed terms and timeframe; volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Lynn Antipas Tyson	T.R. Reid
Vice President, Investor Relations	Vice President, Global Communications
+1.914.485.1150	+1.512.869.9094
lynn.tyson@chc.ca	t.r.reid@chc.ca

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Operating revenue	$403,217	$414,400	$776,276	$835,474
Reimbursable revenue	40,155	43,822	82,027	83,396
Revenue	443,372	458,222	858,303	918,870
Operating expenses:
Direct costs	(371,794)	(378,718)	(714,900)	(773,265)
Earnings from equity accounted investees	1,527	1,379	3,918	4,056
General and administration costs	(20,541)	(22,689)	(38,657)	(44,351)
Depreciation	(38,694)	(33,153)	(70,751)	(66,878)
Asset impairments	(15,690)	(146,131)	(23,014)	(146,406)
Loss on disposal of assets	(3,299)	(2,619)	(4,421)	(7,878)
	(448,491)	(581,931)	(847,825)	(1,034,722)
Operating income (loss)	(5,119)	(123,709)	10,478	(115,852)
Interest on long-term debt	(39,146)	(34,715)	(77,854)	(69,587)
Foreign exchange gain (loss)	184	(13,279)	(12,903)	(8,371)
Other financing income (charges)	(1,708)	2,188	4,115	(2,137)
Loss before income tax	(45,789)	(169,515)	(76,164)	(195,947)
Income tax expense	(5,492)	(7,225)	(10,800)	(15,112)
Net loss	$(51,281)	$(176,740)	$(86,964)	$(211,059)
Net earnings (loss) attributable to:
Controlling interest	$(50,990)	$(183,582)	$(89,321)	$(225,682)
Non-controlling interests	(291)	6,842	2,357	14,623
Net loss	$(51,281)	$(176,740)	$(86,964)	$(211,059)

Net loss available to common stockholders	$(50,990)	$(214,822)	$(89,321)	$(256,922)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(1.10)	$(2.67)	$(1.92)	$(3.19)
Weighted average number of shares outstanding - basic and diluted:	46,519,484	80,599,164	46,519,484	80,564,925
(1) Net loss per ordinary share is calculated by net loss available to common stockholders divided by weighted average number of ordinary stock outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2014	October 31, 2014
Assets
Current assets:
Cash and cash equivalents	$302,522	$107,912
Receivables, net of allowance for doubtful accounts of $2.3 million and $1.5 million, respectively	292,339	265,221
Income taxes receivable	28,172	15,672
Deferred income tax assets	60	67
Inventories	130,891	128,076
Prepaid expenses	27,683	29,639
Other assets	49,209	53,735
	830,876	600,322
Property and equipment, net	1,050,759	961,987
Investments	31,351	32,214
Intangible assets	177,863	172,262
Goodwill	432,376	414,310
Restricted cash	31,566	41,417
Other assets	519,306	529,362
Deferred income tax assets	3,381	2,613
Assets held for sale	26,849	21,235
	$3,104,327	$2,775,722
Liabilities and Shareholders' Equity
Current liabilities:
Payables and accruals	$355,341	$328,228
Deferred revenue	30,436	43,601
Income taxes payable	41,975	43,434
Deferred income tax liabilities	98	54
Current facility secured by accounts receivable	62,596	45,687
Other liabilities	55,170	59,839
Current portion of long-term debt obligations	4,107	108,638
	549,723	629,481
Long-term debt obligations	1,546,155	1,372,653
Deferred revenue	81,485	69,316
Other liabilities	287,385	262,407
Deferred income tax liabilities	10,665	9,861
Total liabilities	2,475,413	2,343,718
Redeemable non-controlling interests	(22,578)	16,221
Redeemable convertible preferred shares	—	110,194
Capital stock	8	8
Additional paid-in capital	2,039,371	2,013,688
Deficit	(1,265,103)	(1,490,785)
Accumulated other comprehensive loss	(122,784)	(217,322)
	651,492	305,589
	$3,104,327	$2,775,722

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Six months ended
	October 31, 2013	October 31, 2014
Cash provided by (used in):
Operating activities:
Net loss	$(86,964)	$(211,059)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	70,751	66,878
Loss on disposal of assets	4,421	7,878
Asset impairments	23,014	146,406
Earnings from equity accounted investees less dividends received	(2,241)	(1,808)
Deferred income taxes	978	639
Non-cash stock-based compensation expense	229	5,557
Amortization of lease related fixed interest rate obligations	(965)	(182)
Amortization of long-term debt and lease deferred financing costs and debt extinguishment	5,241	12,552
Non-cash accrued interest income on funded residual value guarantees	(3,363)	(2,686)
Mark to market gain on derivative instruments	(10,340)	(19,734)
Non-cash defined benefit pension expense (income)	216	(396)
Defined benefit contributions and benefits paid	(26,334)	(27,072)
Increase to deferred lease financing costs	(2,893)	(3,517)
Unrealized loss on foreign currency exchange translation	9,295	3,720
Other	3,055	(617)
Decrease in cash resulting from changes in operating assets and liabilities	(4,161)	(2,847)
Cash used in operating activities	(20,061)	(26,288)
Financing activities:
Sold interest in accounts receivable, net of collections	(10,349)	(11,826)
Net proceeds from issuance of redeemable convertible preferred shares	—	110,194
Proceeds from issuance of senior unsecured notes	300,000	—
Long-term debt proceeds	450,000	325,000
Long-term debt repayments	(561,378)	(327,228)
Redemption of senior secured notes	—	(70,620)
Increase in deferred financing costs	(8,063)	—
Distribution paid to non-controlling interest	—	(8,500)
Related party loans	(25,148)	—
Cash provided by financing activities	145,062	17,020
Investing activities:
Property and equipment additions	(227,562)	(247,742)
Proceeds from disposal of property and equipment	169,209	102,554
Aircraft deposits net of lease inception refunds	(92,676)	(25,610)
Restricted cash	(1,592)	(11,735)
Cash used in investing activities	(152,621)	(182,533)
Effect of exchange rate changes on cash and cash equivalents	(11,992)	(2,809)
Change in cash and cash equivalents during the period	(39,612)	(194,610)
Cash and cash equivalents, beginning of period	123,801	302,522
Cash and cash equivalents, end of period	$84,189	$107,912

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Helicopter Services operating revenue	$367,908	$373,369	$713,338	$757,506
Reimbursable revenue	40,155	43,822	82,027	83,396
Helicopter Services total external revenue	408,063	417,191	795,365	840,902
Heli-One external revenue	35,309	41,031	62,938	77,968
Consolidated external revenue	$443,372	$458,222	$858,303	$918,870

EBITDAR Summary

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Helicopter Services	$120,495	$138,026	$246,562	$264,827
Heli-One	8,402	8,035	12,598	13,311
Corporate	(20,541)	(22,689)	(38,657)	(44,351)
Eliminations	(626)	(640)	(1,394)	(659)
Adjusted EBITDAR[1]	$107,730	$122,732	$219,109	$233,128

(1) See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, including: adjusted net loss; earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”); Adjusted EBITDAR excluding special items, which excludes corporate transaction costs, costs related to senior executive turnover, costs related to potential financing transactions, expenses related to the initial public offering and other transactions, which is referred to above as “EBITDAR”; adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the number of ordinary shares outstanding at the date of our initial public offering for the prior year quarter and prior year period, and the weighted average for the current year quarter and current year period, and free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below and above. CHC has chosen to include adjusted net loss and adjusted net loss per share as we consider these to be useful measures of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Helicopter Services	$120,495	$138,026	$246,562	$264,827
Heli-One	8,402	8,035	12,598	13,311
Corporate	(20,541)	(22,689)	(38,657)	(44,351)
Eliminations	(626)	(640)	(1,394)	(659)
Adjusted EBITDAR	107,730	122,732	219,109	233,128
Helicopter lease and associated costs	(55,166)	(64,538)	(110,445)	(127,818)
Depreciation	(38,694)	(33,153)	(70,751)	(66,878)
Asset impairments	(15,690)	(146,131)	(23,014)	(146,406)
Loss on disposal of assets	(3,299)	(2,619)	(4,421)	(7,878)
Operating income (loss)	(5,119)	(123,709)	10,478	(115,852)
Interest on long-term debt	(39,146)	(34,715)	(77,854)	(69,587)
Foreign exchange gain (loss)	184	(13,279)	(12,903)	(8,371)
Other financing income (charges)	(1,708)	2,188	4,115	(2,137)
Loss before income tax	(45,789)	(169,515)	(76,164)	(195,947)
Income tax expense	(5,492)	(7,225)	(10,800)	(15,112)
Net loss	$(51,281)	$(176,740)	$(86,964)	$(211,059)
Net earnings (loss) attributable to:
Controlling interest	$(50,990)	$(183,582)	$(89,321)	$(225,682)
Non-controlling interests	(291)	6,842	$2,357	$14,623
Net loss	$(51,281)	$(176,740)	$(86,964)	$(211,059)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Adjusted EBITDAR	$107,730	$122,732	$219,109	$233,128
Corporate transaction costs[1]	1,312	1,823	1,312	3,524
Adjusted EBITDAR excluding special items	$109,042	$124,555	$220,421	$236,652
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Net loss attributable to controlling interest	$(50,990)	$(183,582)	$(89,321)	$(225,682)
Corporate transaction costs[1]	1,312	1,823	1,312	3,524
Asset impairments	15,690	146,131	23,014	146,406
Loss on disposal of assets	3,299	2,619	4,421	7,878
Foreign exchange loss (gain)	(184)	13,279	12,903	8,371
Loss on debt extinguishment[2]	—	—	—	7,444
Unrealized loss (gain) on derivatives	4,424	(5,338)	(10,340)	(9,681)
Adjusted net loss	$(26,449)	$(25,068)	$(58,011)	$(61,740)
Redeemable convertible preferred share dividends	—	(27)	—	(27)
Adjusted net loss available to common stockholders[3]	$(26,449)	$(25,095)	$(58,011)	$(61,767)

(1) Corporate transaction costs include costs related to senior executive turnover, expenses related to the initial public offering, potential financing and other transactions.
(2) Loss on extinguishment incurred in May 2014 on the redemption of $65.0 million of our senior secured notes at premiums ranging from 8.00% to 9.13% of the principal.
(3) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustment of $31.2 million to our redeemable non-controlling interest to redemption amount which was recognized in additional paid-in capital in the three and six months ended October 31, 2014.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2013	October 31, 2014	October 31, 2013	October 31, 2014
Adjusted EBITDAR excluding special items	$109,042	$124,555	$220,421	$236,652
Helicopter lease and associated costs	(55,166)	(64,538)	(110,445)	(127,818)
Depreciation	(38,694)	(33,153)	(70,751)	(66,878)
Loss on debt extinguishment	—	—	—	7,444
Unrealized loss (gain) on derivatives	4,424	(5,338)	(10,340)	(9,681)
Interest on long-term debt	(39,146)	(34,715)	(77,854)	(69,587)
Other financing income (charges)	(1,708)	2,188	4,115	(2,137)
Income tax expense	(5,492)	(7,225)	(10,800)	(15,112)
Earnings attributable to non-controlling interests	291	(6,842)	(2,357)	(14,623)
Adjusted net loss	$(26,449)	$(25,068)	$(58,011)	$(61,740)
Adjusted share count	77,519,484	80,599,164	77,519,484	80,564,925

Reconciliation of Free Cash Flow to Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Six months ended
	October 31, 2013	October 31, 2014
Change in cash and cash equivalents during the period	$(39,612)	$(194,610)
Cash provided by financing activities	(145,062)	(17,020)
Effect of exchange rate changes on cash and cash equivalents	11,992	2,809
Free cash flow	$(172,682)	$(208,821)

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	July 31, 2014	October 31, 2014
Long term debt	$1,481	$1,373
Current portion of long term debt	4	109
Discount on notes	11	11
Premium on notes	(1)	(1)
Less: Cash on Balance Sheet	(120)	(108)
Net Debt	$1,374	$1,383
NPV of lease commitments[1]	1,274	1,249
	$2,648	$2,631

(1) NPV of lease commitments as of July 31, 2014 and October 31, 2014 discounted at 9%.